     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1997

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             MCKESSON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

    DELAWARE                      5122                       94-3207296
(STATE OR OTHER            (PRIMARY STANDARD             (I.R.S. EMPLOYER
JURISDICTION OF        INDUSTRIAL CLASSIFICATION        IDENTIFICATION NO.)
INCORPORATION OR              CODE NUMBER)
  ORGANIZATION)

                                MCKESSON PLAZA
                                ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 983-8300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                        REGISTRANT'S EXECUTIVE OFFICES)

                               ----------------

                                NANCY A. MILLER
                    VICE PRESIDENT AND CORPORATE SECRETARY
                             MCKESSON CORPORATION
                        MCKESSON PLAZA, ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 983-8300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                   COPY TO:
           IVAN D. MEYERSON                         GREGG A. NOEL
         MCKESSON CORPORATION               SKADDEN, ARPS, SLATE, MEAGHER
    MCKESSON PLAZA, ONE POST STREET                  & FLOM LLP
    SAN FRANCISCO, CALIFORNIA 94104            300 SOUTH GRAND AVENUE
            (415) 983-8300                  LOS ANGELES, CALIFORNIA 90071
                                                   (213) 687-5000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the Securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

========================================================================================
                                             PROPOSED       PROPOSED
                                             MAXIMUM        MAXIMUM
                                AMOUNT    OFFERING PRICE   AGGREGATE
  TITLE OF EACH CLASS OF        TO BE      PER SECURITY  OFFERING PRICE    AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED      (1)(2)         (1)(2)     REGISTRATION FEE
----------------------------------------------------------------------------------------
 6.60% Exchange Notes due
  March 1, 2000.........     $175,000,000      100%       $175,000,000      $ 53,031
----------------------------------------------------------------------------------------
 6 7/8% Exchange Notes
  due March 1, 2002.....     $175,000,000      100%       $175,000,000      $ 53,031
----------------------------------------------------------------------------------------
 7.65% Exchange
  Debentures due March 1,
  2027..................     $175,000,000      100%       $175,000,000      $ 53,031
----------------------------------------------------------------------------------------
 Total..................     $525,000,000      100%       $175,000,000      $159,093
========================================================================================

(1) Estimated solely for the purposes of computing the registration fee in accordance with Rule 457 of the Securities Act.
(2) Exclusive of accrued interest, if any.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 8, 1997
PROSPECTUS
                               OFFERS TO EXCHANGE
              $175,000,000 6.60% EXCHANGE NOTES DUE MARCH 1, 2000,
            $175,000,000 6 7/8% EXCHANGE NOTES DUE MARCH 1, 2002 AND
            $175,000,000 7.65% EXCHANGE DEBENTURES DUE MARCH 1, 2027
                                       OF
                              MCKESSON CORPORATION

       THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                         ON    , 1997, UNLESS EXTENDED.


  McKesson Corporation, a Delaware corporation (the "Company" or "McKesson"), is hereby offering (the "Exchange Offers"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying applicable Letter of Transmittal (the "Letter of Transmittal"), to exchange an aggregate principal amount of up to $525,000,000 of its 6.60% Exchange Notes due March 1, 2000 (the "Exchange Notes due 2000"), 6 7/8% Exchange Notes due March 1, 2002 (the "Exchange Notes due 2002") and 7.65% Exchange Debentures due March 1, 2027 (the "Exchange Debentures due 2027," and with the Exchange Notes due 2000 and the Exchange Notes due 2002, collectively, the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for its 6.60% Notes due March 1, 2000 (the "Private Notes due 2000," and with the Exchange Notes due 2000, the "Notes due 2000"), 6 7/8% Notes due March 1, 2002 (the "Private Notes due 2002," and with the Exchange Notes due 2002, the "Notes due 2002") and 7.65% Debentures due March 1, 2027 (the "Private Debentures due 2027," and with the Private Notes due 2000 and the Private Notes due 2002, collectively, the "Private Notes"), respectively, which Private Notes were issued on March 11, 1997 (the "Closing Date"). The forms and terms of the Exchange Notes and the corresponding Private Notes are identical in all material respects except that (i) the exchange will have been registered under the Securities Act, and therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes ("Holders") under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offers. The Exchange Notes will evidence the same indebtedness as the corresponding Private Notes (which they replace) and will be entitled to the benefits of an indenture dated as of March 11, 1997 governing the Private Notes and the Exchange Notes (the "Indenture"). The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offers" and "Description of Notes."

  The Exchange Debentures due 2027 will be, as are the Private Debentures due 2027 (together with the Exchange Debentures due 2027, the "Debentures due 2027"), redeemable as a whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined herein) plus 12.5 basis points, plus accrued interest to the date of redemption. See "Description of Notes--Optional Redemption."

                                                   (Continued on following page)
                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR PRIVATE NOTES IN THE EXCHANGE OFFERS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                   The date of this Prospectus is     , 1997

(Continued from previous page)

  MCKESSON WILL ACCEPT FOR EXCHANGE ANY AND ALL VALIDLY TENDERED PRIVATE NOTES
NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON    1997, UNLESS ANY
OF THE EXCHANGE OFFERS ARE EXTENDED BY MCKESSON IN ITS SOLE DISCRETION (THE "EXPIRATION DATES"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE APPLICABLE EXPIRATION DATE. THE EXCHANGE OFFERS ARE NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF PRIVATE NOTES BEING TENDERED FOR EXCHANGE. PRIVATE NOTES MAY BE TENDERED ONLY IN INTEGRAL MULTIPLES OF $1,000. IN THE EVENT MCKESSON TERMINATES THE EXCHANGE OFFERS AND DOES NOT ACCEPT FOR EXCHANGE ANY PRIVATE NOTES, MCKESSON WILL PROMPTLY RETURN ALL PREVIOUSLY TENDERED PRIVATE NOTES TO THE HOLDERS THEREOF.

  Prior to the Exchange Offers, there has been no public market for the Notes. McKesson does not intend to list the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, McKesson's financial condition and certain other factors. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market."

  The Exchange Notes are being offered hereunder in order to satisfy certain obligations of McKesson contained in the Registration Rights Agreement. See "The Exchange Offers--Consequences of Failure to Exchange" for a discussion of McKesson's belief, based on interpretations by the staff (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in no action letters issued to third parties, as to the transferability of the Exchange Notes upon satisfaction of certain conditions. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making activities or other trading activities. McKesson has agreed that, ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  McKesson will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offers. No underwriter is being used in connection with the Exchange Offers.

  THE EXCHANGE OFFERS ARE NOT BEING MADE TO, NOR WILL MCKESSON ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFERS OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  This Prospectus constitutes part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the Exchange Notes. This Prospectus omits certain of the information contained in the Registration Statement, and reference hereby is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Exchange Notes offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement herein is qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Suite 1400, Chicago, Illinois 66061, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE") at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange, Inc. at 301 Pine Street, San Francisco, California 94104 and 233 South Beaudry Avenue, Los Angeles, California 90012, on which the Common Stock of the Company is listed. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference in this Prospectus the following documents previously filed or to be filed by the Company with the Commission pursuant to the Exchange Act:

  1. Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed on June 19, 1997 (the "Form 10-K").

  2. Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21, 1997 as further amended by Amendment No. 2 on Form 8-K/A, filed on April 28, 1997), April 7, 1997, June 13, 1997 and June 24, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHALL BE DIRECTED TO NANCY A. MILLER, VICE PRESIDENT AND CORPORATE SECRETARY, MCKESSON CORPORATION, MCKESSON PLAZA, ONE POST STREET, SAN FRANCISCO, CALIFORNIA 94104 (TELEPHONE NUMBER (415) 983-8301). IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY 5 BUSINESS DAYS PRIOR TO THE APPLICABLE EXPIRATION DATE.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Certain of the matters discussed under the captions "Risk Factors," "Financial Review," "The Company" and elsewhere in this Prospectus or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of McKesson to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such statements. McKesson also undertakes no obligation to update these forward-looking statements.

                               PROSPECTUS SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in the Prospectus or incorporated by reference herein.

                                  THE COMPANY

  McKesson is the largest health care supply management company in North America. The Company also develops and manages innovative marketing programs for drug manufacturers and, through McKesson Water Products Company, processes and markets pure drinking water.

  The Company's objective is to become the world leader in health care supply and comprehensive pharmaceutical management across the entire supply chain, from manufacturer to patient. In pursuit of this goal, the Company has completed a number of acquisitions in its core health care business. Since late 1995, the Company has acquired General Medical Inc., a leading distributor of medical and surgical supplies to the acute care, physician care and extended care markets, the drug distribution business of FoxMeyer Corporation, Automated Healthcare, Inc., a manufacturer of automated drug dispensing equipment for hospitals, and Ogden BioServices Corporation (now McKesson BioServices Corporation), a provider of support services to government and commercial organizations engaged in drug research and development. For a more complete discussion of the Company and its recent acquisitions, see "The Company."

                              THE EXCHANGE OFFERS

Securities Offered .........  The Company is offering to exchange pursuant to the Exchange Offers up to (i) $175,000,000 principal amount of Exchange Notes due 2000 for $175,000,000 principal amount of Private Notes due 2000, (ii) $175,000,000 principal amount of Exchange Notes due 2002 for $175,000,000 principal amount of Private Notes due 2002 and
                              (iii) $175,000,000 principal amount of Exchange Debentures due 2027 for $175,000,000 principal amount of Private Debentures due 2027, all of which have been registered under the Securities Act. The forms and terms of the Exchange Notes and the corresponding Private Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Private Notes and except that Holders of Private Notes of Exchange Offers that have not been consummated by October 22, 1997 will be entitled to liquidated damages in an amount equal to 0.25% per annum on the Private Notes held by such Holders. Liquidated damages, if any, will accrue from and including October 23, 1997 and will cease to accrue from the consummation of the applicable Exchange Offer.

The Exchange Offers.........  The Exchange Notes are being offered in exchange for a like principal amount of corresponding
                              Private Notes. The issuance of the Exchange Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement. The Exchange Notes evidence the same debt as the Private Notes and will be issued, and Holders thereof are entitled to the same benefits as Holders of the Private Notes, under the Indenture. See "The Exchange Offers."

Tenders, Expiration Date,
Withdrawals.................  The Exchange Offers will expire at 5:00 p.m., New
                              York City time, on     , 1997, or such later time
                              and date to which any of them may be extended by the Company in its sole discretion. Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the applicable Expiration Date. Private Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the applicable Exchange Offer. See "The Exchange Offers."

Procedures for Tendering
Private Notes ..............  Brokers, dealers, commercial banks, trust companies and other nominees who hold Private Notes through the Depository Trust Company ("DTC") must effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). Beneficial owners of Private Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Private Notes pursuant to the Exchange Offers. Tendering Holders of Private Notes that do not use ATOP must complete and sign the applicable Letter of Transmittal (the YELLOW Letter of Transmittal for the Private Notes due 2000, the BLUE Letter of Transmittal for the Private Notes due 2002 and the PINK Letter of Transmittal for the Private Debentures due 2027) in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Private Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Private Notes. Tendering holders of Private Notes that use ATOP will, by so doing, acknowledge that they are bound by the terms of the applicable Letter of Transmittal. See "The Exchange Offers--Procedures for Tendering Private Notes."

                              Letters of Transmittal and certificates
                              representing Private Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent.

Federal Income Tax
Consequences ...............  The exchange pursuant to the Exchange Offers will not be a taxable transaction for Federal income tax purposes. See "Certain United States Federal Tax Consequences."

Exchange Agent .............  The First National Bank of Chicago is serving as
                              Exchange Agent (the "Exchange Agent") in connection with the Exchange Offers.

               CONSEQUENCES OF FAILURE TO EXCHANGE PRIVATE NOTES
    PURSUANT TO THE EXCHANGE OFFERS AND CERTAIN REQUIREMENTS FOR TRANSFER OF
                                 EXCHANGE NOTES

  Holders of Private Notes who do not exchange their Private Notes for the corresponding Exchange Notes pursuant to the Exchange Offers will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Private Notes and the restrictions on transfer of such Private Notes as set forth in the legend thereon as a consequence of the issuance of the Private Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Private Notes under the Securities Act. See "Description of Notes-- Registration Rights." Based on existing interpretations by the Staff, as set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offers in exchange for Private Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Private Notes who is an affiliate of the Company within the meaning of Rule 405 under the Securities Act ("affiliate") or who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Private Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Private Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Private Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offers in the context of a no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offers as in such other circumstances.

  Each Holder of the Private Notes who wishes to exchange the Private Notes for Exchange Notes in the Exchange Offers will be required to represent that (i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offers, it has no arrangement with any person to participate in the distribution within the meaning of the Securities Act ("distribution") of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The information set forth above concerning certain interpretations of and positions taken by the Staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                               THE EXCHANGE NOTES

  The forms and terms of the Exchange Notes and the corresponding Private Notes are identical in all material respects except for certain transfer restrictions and registration rights relating to the Private Notes and except that Holders of Private Notes of Exchange Offers that have not been consummated by October 22, 1997 will be entitled to liquidated damages in an amount equal to 0.25% per annum on the Private Notes held by such Holders. Liquidated damages, if any, will accrue from and including October 23, 1997 and will cease to accrue from the consummation of the applicable Exchange Offer. The Exchange Notes will bear interest from the most recent date to which interest has been paid on the applicable Private Notes or, if no interest has been paid, from March 1, 1997. Accordingly, if the relevant record date for interest payment occurs after the consummation of the applicable Exchange Offer registered holders of such Exchange Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 1997. If, however, the relevant record date for interest payment occurs prior to the consummation of the applicable Exchange Offer registered holders of such Private Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 1997. Holders of Private Notes whose Private Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Private Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offers.

Securities Offered .........  Up to (i) $175,000,000 principal amount of
                              Exchange Notes due 2000, (ii) $175,000,000
                              principal amount of Exchange Notes due 2002 and
                              (iii) $175,000,000 principal amount of Exchange Debentures due 2027.

Interest Rates; Payment       Interest on the Exchange Notes due 2000, the
Dates ......................  Exchange Notes due 2002 and the Exchange
                              Debentures due 2027 will accrue at the rates of 6.60%, 6 7/8% and 7.65% per annum, respectively, payable semiannually in arrears on March 1 and September 1 of each year, commencing September 1, 1997, to the persons in whose name the Exchange
                              Notes are registered at the close of business on the immediately preceding February 15th and August 15th, respectively.

Maturity Dates .............  Exchange Notes due 2000: March 1, 2000.
                              Exchange Notes due 2002: March 1, 2002.
                              Exchange Debentures due 2027: March 1, 2027.

Optional Redemption ........  The Exchange Notes due 2000 and the Exchange
                              Notes due 2002 will not be redeemable prior to maturity. The Exchange Debentures due 2027 will be redeemable as a whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 12.5 basis points, plus accrued interest to the date of redemption.

Ranking ....................  The Exchange Notes will constitute unsecured, unsubordinated obligations of the Company.
                              Payment of the principal of and interest on the Exchange Notes will rank pari passu with all other unsecured, unsubordinated debt of the Company. The Exchange Notes will rank pari passu in right of payment to the Private Notes. See "Description of Notes--General."

Certain Covenants ..........  The Indenture contains certain covenants, including limitations on the ability of the Company to: (i) incur certain liens; (ii) engage in certain sale and lease-back transactions; or
                              (iii) engage in mergers, consolidations or transfer or lease its assets substantially as an entirety to another person. See "Description of Notes--Certain Covenants of the Company."

Use of Proceeds ............
                              The Company will not receive any proceeds from the Exchange Offers.

Registration Rights ........  Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes. Pursuant to the Registration Rights Agreement, McKesson agreed to file, at its expense, a registration statement with respect to the Exchange Offers. The Registration Statement of which this Prospectus is a part constitutes the registration statement for the Exchange Offers. See "Description of Notes--Registration Rights."

                                  RISK FACTORS

  Prospective holders of Exchange Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" before making a decision to tender their Private Notes in the Exchange Offers.

                                 RISK FACTORS

  Prospective holders of Exchange Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following risks before making a decision to tender their Private Notes in the Exchange Offers.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF EXCHANGE NOTES

  Holders of Private Notes who do not exchange their Private Notes for corresponding Exchange Notes pursuant to the Exchange Offers will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Private Notes and the restrictions on transfer of such Private Notes as set forth in the legend thereon as a consequence of the issuance of the Private Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Private Notes under the Securities Act. See "Description of Notes-- Registration Rights." To the extent that Private Notes are tendered and accepted in the Exchange Offers, the trading market for the remaining untendered Private Notes could be adversely affected. Based on existing interpretations by the Staff, as set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offers in exchange for Private Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Private Notes who is an affiliate of the Company or who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Private Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Private Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Private Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offers in the context of a no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offers as in such other circumstances.

  Each Holder of the Private Notes who wishes to exchange the Private Notes for Exchange Notes in the Exchange Offers will be required to represent that
(i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offers, it has no arrangement with any person to participate in the distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letters of Transmittal state that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

EXCHANGE OFFERS PROCEDURES

  Subject to the conditions set forth under "The Exchange Offers--Certain Conditions to the Exchange Offers," delivery of Exchange Notes in exchange for corresponding Private Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) a

Book-Entry Confirmation (as defined below) evidencing the tender of such Private Notes through ATOP or (ii) certificates representing such Private Notes, a properly completed and duly executed applicable Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offers--Procedures for Tendering Private Notes." Therefore, Holders of the Private Notes desiring to tender such Private Notes in exchange for corresponding Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or that are tendered but not accepted by the Company for exchange will, following consummation of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offers, certain registration rights under the Registration Rights Agreement will terminate.

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

  An element of the Company's growth strategy is to pursue strategic acquisitions that either expand or complement the Company's business. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations from other business concerns, difficulties in the integration of operations and systems, the assimilation and retention of the personnel of the acquired companies, challenges in retaining the acquired businesses' customers and potential adverse short-term effects on the Company's operating results. In addition, the Company may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to the Company, if at all. The inability of the Company to successfully finance, complete and integrate strategic acquisitions in a timely manner could have an adverse impact on the Company's results of operations and its ability to effect a portion of its growth strategy.

CHANGING UNITED STATES HEALTHCARE ENVIRONMENT

  In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare, consolidation of pharmaceutical and medical/surgical supply distributors and the development of large, sophisticated purchasing groups. The Company cannot predict whether any healthcare reform efforts will be enacted and what effect or to what extent any such reforms may have on the Company, its practices and products or its customers and suppliers. Changes in governmental support of healthcare services, the method by which such services are delivered, the prices for such services or other legislation or regulations governing such services or mandated benefits may have a material adverse effect on the Company's results of operations.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

  The Private Notes were issued on March 11, 1997 to QIBs and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Private Notes are tendered and accepted in the applicable Exchange Offer, the trading market for the remaining untendered Private Notes could be adversely affected. There is no existing trading market for the Exchange Notes. Although Morgan Stanley & Co. Incorporated, BancAmerica Securities, Inc., Chase Securities Inc. and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers") have advised the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any market for the Exchange Notes will develop, or, if one does develop, that it will be maintained. If an active market for the Exchange Notes fails to develop or be sustained, the trading price of the Exchange Notes could be materially adversely affected. The Company does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange, stock market or interdealer quotation system.

                                  THE COMPANY

  McKesson is the largest health care supply management company in North America. The Company also develops and manages innovative marketing programs for drug manufacturers and, through McKesson Water Products Company, processes and markets pure drinking water.

  The Company's objective is to become the world leader in health care supply and comprehensive pharmaceutical management across the entire supply chain, from manufacturer to patient. In pursuit of this goal, the Company has completed a number of acquisitions in its core health care business. Since late 1995, the Company has acquired General Medical Inc. ("General Medical"), a leading distributor of medical and surgical supplies to the acute care, physician care and extended care markets, the drug distribution business of FoxMeyer Corporation ("FoxMeyer"), Automated Healthcare, Inc. ("AHI"), a manufacturer of automated drug dispensing equipment for hospitals, and Ogden BioServices Corporation (now "McKesson Bioservices Corporation"), a provider of support services to government and commercial organizations engaged in drug research and development.

  The Company conducts its operations through two operating business segments which generated annual sales in fiscal 1997 of $12.9 billion, approximately 98% of which were generated by the Health Care Services segment and approximately 2% of which were generated primarily by McKesson's Water Products (as hereinafter defined) business. In fiscal 1997, operating profits for the Health Care Services business and the Water Products business were $92.8 million (including charges for restructuring, asset impairment, write-off of in-process purchased technology and other operating items of $140.0 million) and $34.6 million (including $7.0 million of charges for asset impairment), respectively.

  The principal executive offices of the Company are located at McKesson Plaza, One Post Street, San Francisco, California 94104, and the telephone number is (415) 983-8300.

RECENT ACQUISITIONS AND DISPOSITIONS

  McKesson has recently undertaken several initiatives to further focus the Company on its core health care business:

  . In March 1997, McKesson disposed of Millbrook Distribution Services Inc. ("Millbrook"), a non-health care business, for an amount on an after-tax basis which approximated Millbrook's book value.

  . In February 1997, McKesson acquired General Medical, the largest multi-market distributor of medical and surgical supplies, for $775 million.

  . In December 1996, the Company disposed of its 55% equity interest in Armor All Products Corporation ("Armor All"), a non-health care business.

  . In November 1996, the Company acquired FoxMeyer out of bankruptcy for approximately $598 million.

  . In April 1996, the Company acquired AHI, a business that specializes in centralized robotic pharmaceutical dispensing systems for hospitals, for $65 million.

  . In December 1995, the Company acquired McKesson Bioservices Corporation, a business that provides product marketing and support services for the pharmaceutical industry, for approximately $20 million.

MCKESSON HEALTH CARE SERVICES

  Through its Health Care Services segment, the Company is the largest distributor of ethical and proprietary drugs and health and beauty care products in North America, generating approximately 73% of the Company's operating profits from continuing operations in fiscal 1997. The Company is the market leader in its core U.S. drug distribution business. U.S. health care operations also include Healthcare Delivery Systems, Inc. ("HDS") and McKesson Bioservices Corporation, through which the Company provides marketing and other support services to drug manufacturers, AHI, a business that specializes in automated pharmaceutical dispensing systems for hospitals,

Zee Medical, Inc., a distributor of first-aid products and supplies to industrial and commercial customers and General Medical, the nation's leading supplier of medical-surgical supplies. International operations include Medis Health and Pharmaceutical Services Inc., a wholly-owned subsidiary and the largest drug distributor in Canada, and the Company's 22.7% equity interest in Nadro, S.A. de C.V., the largest drug distributor in Mexico.

  The Company's domestic distribution operations supply drugs and health and beauty care products to independent and chain drug stores, hospitals, alternate-site facilities, food stores and mass merchandisers in all 50 states. Using the names "Economost" and "Econolink" and a number of related service marks, the Company has promoted electronic order entry systems and a wide range of computerized merchandising and asset management services for drug retailers and hospitals. The Company also supplies computer-based practice management systems to drug retailers. The Company believes that its financial strength, purchasing leverage, nationwide network of distribution centers, and advanced logistics and information technologies provide competitive advantages to its drug distribution operations. For example, the Company uses Acumax(R), a computerized bar-code scanning system, to track items in its warehouses. Acumax enables the Company to achieve order filling and inventory accuracy levels of more than 99%, ensuring that the right product arrives at the right time and place for both the Company's customers and their patients.

  Health Care Services serves three primary customer segments: retail independent pharmacies, retail chains and institutional providers (including hospitals, health care facilities and pharmacy service operators) which represented approximately 37%, 31%, and 32%, respectively, of U.S. Health Care Services revenues in the fourth fiscal quarter of 1997. A fourth customer category is pharmaceutical manufacturers, which is managed by McKesson's Pharmaceutical and Retail Services Business group.

    INDEPENDENT PHARMACIES. In addition to distribution services, the Company provides value added services to independent retail pharmacies through management information systems, including inventory management, electronic billing, current pricing and other financial management offerings. In February 1996, McKesson launched the OmniLinkSM centralized pharmacy technology platform and the associated CareMaxSM network of independent pharmacies. The combined offering links independent pharmacies, creating a "virtual chain" for contracting with pharmaceutical suppliers and managed care organizations. As of March 31, 1997, OmniLink had been installed in over 1,800 pharmacies.

    OmniLink offers pharmacies streamlined transaction processing through OmniLink's connectivity with managed care organizations, while promoting compliance with managed care formularies and appropriate reimbursement from managed care plans. The service also improves cash flow for pharmacies and enhances pharmacy revenues through programs such as 24-hour advanced funding of third-party reimbursements, prescription refill reminders, patient direct marketing and distribution of coupons and samples for over-the-counter products.

    The Company currently has two pharmacy programs for independent pharmacies--Valu-Rite(R), a voluntary cooperative program, and Health Mart(R), a franchise program. Through Valu-Rite, the Company provides its independent U.S. retail drug store customers with a common marketing identity, group advertising, purchasing programs, promotional merchandise and access to a pharmacy provider network. At March 31, 1997, approximately 5,200 stores were participating in the Valu-Rite program. Through Health Mart, acquired as part of FoxMeyer, the Company provides its community pharmacists with a franchise program. Currently, Health Mart has approximately 650 franchisees. Together, Valu-Rite and Health Mart pharmacies comprise approximately 25% of the nation's independent retail pharmacies.

    RETAIL CHAINS. Retail drug chains do business with the Company mainly through primary sourcing and secondary sourcing. In primary sourcing, a chain depends on the Company to supply its logistics, warehousing and contract administration functions, much as the Company performs primary distribution for all other retail customers. In secondary sourcing, the Company "backs up" the chains' own warehouses with deliveries on an as-needed basis.

    INSTITUTIONAL BUSINESS. The Company, through its McKesson Health Systems unit, provides drug distribution services, and related logistics and management information systems support, to the institutional market, which includes hospitals, alternate-sites and integrated health networks. The acquisition of FoxMeyer strengthened the Company's position in the institutional marketplace. Similarly, the acquisition of General Medical further enhanced the Company's competitiveness, particularly in the fast-growing alternate-site segment.

    MANUFACTURERS. Pharmaceutical and Retail Services develops innovative marketing and distribution services to build and sustain sales for manufacturers' pharmaceutical products. Through its HDS unit, this group operates integrated systems for specialized delivery of biotech and other high-cost pharmaceutical therapies. These systems manage manufacturer cost and information requirements through financial assistance programs for patients, reimbursement support and patient advocacy programs, product hot-lines, pharmacy-based sampling and physician and patient information programs. These services are also provided to manufacturers on a stand-alone basis outside of integrated service systems. Through McKesson Bioservices Corporation, this group also provides support services to commercial, non-profit and governmental organizations engaged in drug development and biomedical research including biological repository management, clinical trials support and regulatory process management services.

    McKesson also provides a key service to drug manufacturers with McKesson Select GenericsSM, an enhancement of the Company's Multi-Source Complete(R) generic drug program which was launched in May 1996. Through the Select Generics program, retail customers have access to a broad line of approximately 1,350 generic items, and single suppliers are chosen for each item, thereby offering to manufacturers the advantage of exclusivity and compliance.

GENERAL MEDICAL ACQUISITION

  On February 21, 1997, McKesson acquired General Medical for approximately $775 million, including $347 million for the equity, half in the Company's Common Stock and half in cash, and the assumption of approximately $428 million in debt. The acquisition of General Medical extends the Company's product line to include medical and surgical supplies in addition to the drugs and health and beauty care products it currently distributes. The combination of McKesson and General Medical creates a strong force to address the increasingly complex clinical supply needs of physicians, extended-care facilities and integrated health care networks.

  General Medical is the nation's leading supplier of medical-surgical supplies to the full range of alternate-site health care facilities, including physicians and clinics (primary care), long-term care and home-care sites (extended care), and is the third largest distributor of medical-surgical supplies to hospitals.

FOXMEYER ACQUISITION

  Prior to its acquisition by the Company, FoxMeyer's drug distribution business was the fourth largest in the United States. The acquisition of FoxMeyer pairs the Company's financial capabilities and information technology expertise with the substantial customer base of FoxMeyer and strengthens the Company's position in all three customer segments (health care institutions, retail independents and retail chains). The acquisition also gives the Company access to new customers and opportunities for consolidation economics, particularly cost reduction and distribution network reconfiguration.

MCKESSON WATER PRODUCTS COMPANY

  McKesson Water Products Company ("Water Products") is a leading provider in the $3.4 billion bottled water industry in the United States. It is one of the largest bottled water companies in most of the geographic markets in which it competes. In fiscal 1997, Water Products generated $34.6 million in pretax operating profit, and its operating margin was 13%. Water Products is primarily engaged in the processing and sale of bottled drinking water delivered to more than 530,000 homes and businesses under its Sparkletts(R), Alhambra(R), and Crystal(TM) brands in California, Arizona, Nevada, Oklahoma, Washington, Texas and New Mexico. It also sells packaged water through retail stores.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as described in this Prospectus, the Company will receive tendered Private Notes in like principal amount, the terms of which are identical in all material respect to those of the Exchange Notes. The Private Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in the indebtedness of the Company.

                          CAPITALIZATION OF MCKESSON

  The following table sets forth short-term borrowings and the total capitalization of McKesson at March 31, 1997. The capitalization table should be read in conjunction with the consolidated financial statements of McKesson, and related notes thereto, which are incorporated by reference from the Form 10-K.

                                                          MARCH 31, 1997
                                                   -----------------------------
                                                          ACTUAL
                                                   ---------------------
                                                      ($ IN MILLIONS,
                                                   EXCEPT SHARE AMOUNTS)
Short-term borrowings............................        $   100.0
                                                         =========
Long-term debt and capital lease obligations
 (including current portion)(1):
  Term debt......................................        $   188.7
  Notes offered hereby...........................            525.0
  Exchangeable subordinated debentures...........            160.4
  Capital lease obligations (2)..................              4.2
  Other..........................................              6.9
                                                         ---------
    Total........................................            885.2
                                                         ---------
McKesson-obligated mandatorily redeemable
 preferred securities of subsidiary grantor trust
 whose sole assets are junior subordinated
 debentures of McKesson..........................            194.8
                                                         ---------
Stockholders' equity:
  Series Preferred stock, $.01 par value,
   100,000,000 shares authorized, no shares
   issued and outstanding........................              --
  Common stock, $.01 par value, 200,000,000
   shares authorized, 46,396,974 shares issued
   and outstanding...............................              0.4
  Additional paid-in capital.....................            408.2
  Other capital..................................            (19.2)
  Retained earnings..............................          1,062.6
  Accumulated translation adjustment.............            (44.6)
  ESOP notes and guarantee.......................           (118.3)
  Treasury common shares, 612,025 shares, at
   cost..........................................            (28.3)
                                                         ---------
    Total stockholders' equity...................          1,260.8
                                                         ---------
      Total Capitalization.......................        $ 2,340.8
                                                         =========

--------
(1) For additional information on long-term debt, see Note 9 of the Financial Notes in the Form 10-K.

(2) For additional information on capital lease obligations and operating lease commitments, see Note 11 of the Financial Notes in the Form 10-K.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                  OF MCKESSON
              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

  The selected consolidated financial data of McKesson set forth below at March 31 and for the years then ended have been derived from McKesson's consolidated financial statements which are incorporated by reference from the Form 10-K.

                                         YEAR ENDED MARCH 31,
                             -----------------------------------------------------------
                               1997         1996      1995            1994        1993
                             ---------    --------  --------        --------    --------
INCOME STATEMENT DATA(1)
Revenues(2)................  $12,886.7    $9,953.7  $9,438.7        $8,520.8    $7,991.8
Costs and expenses
 Cost of sales(2)..........   11,849.4     9,038.2   8,630.5(3)      7,737.2     7,214.6
 Selling, distribution and
  administration...........      944.5(4)    674.2     817.2(3)        630.0(5)    620.7
 Interest..................       55.7        44.4      44.5            39.3        47.5
                             ---------    --------  --------        --------    --------
   Total...................   12,849.6     9,756.8   9,492.2         8,406.5     7,882.8
                             ---------    --------  --------        --------    --------
Income (loss) before income
 taxes and dividends on
 preferred securities of
 subsidiary trust..........       37.1       196.9     (53.5)(3)       114.3       109.0
Income taxes...............      (31.3)      (76.2)    (96.6)(6)       (45.0)      (42.2)
                             ---------    --------  --------        --------    --------
Income (loss) before
 dividends on preferred
 securities of subsidiary
 trust.....................        5.8       120.7    (150.1)           69.3        66.8
Dividends on preferred
 securities of subsidiary
 trust.....................       (0.7)
                             ---------    --------  --------        --------    --------
Income (loss) after taxes
 Continuing operations.....        5.1       120.7    (150.1)(3)(6)     69.3(5)     66.8
 Discontinued operations...        8.6        14.7     (23.1)           55.1        47.9
 Discontinued operations--
   Gain on sale/donation of
    Armor All stock(7).....      120.2                   1.0            32.7
   Gain on sale of PCS.....                            576.7
 Extraordinary item--debt
  extinguishment...........                                             (4.2)
 Cumulative effects of
  accounting changes.......                                            (16.7)
                             ---------    --------  --------        --------    --------
Net income (loss)..........  $   133.9    $  135.4  $  404.5        $  136.2    $  114.7
                             =========    ========  ========        ========    ========
Fully diluted earnings
 (loss) per common share
 Continuing operations.....  $    0.13    $   2.59  $  (3.34)       $   1.49    $   1.44
 Discontinued operations...       0.19        0.31     (0.51)           1.25        1.07
 Discontinued operations--
   Gain on sale/donation of
    Armor All stock........       2.66                  0.02            0.74
   Gain on sale of PCS.....                            12.69
 Extraordinary item--debt
  extinguishment...........                                            (0.10)
 Cumulative effects of
  accounting changes.......                                            (0.38)
                             ---------    --------  --------        --------    --------
   Total...................  $    2.98    $   2.90  $   8.86        $   3.00    $   2.51
                             =========    ========  ========        ========    ========
Fully diluted shares.......       45.1        46.7      45.5            44.1        44.8
Primary earnings (loss) per
 common share
 Continuing operations.....  $    0.12    $   2.59  $  (3.52)       $   1.53    $   1.49
 Discontinued operations...       0.19        0.31     (0.53)           1.35        1.20
 Discontinued operations--
   Gain on sale/donation of
    Armor All stock........       2.70                  0.02            0.80
   Gain on sale of PCS.....                            13.23
 Extraordinary item--debt
  extinguishment...........                                            (0.10)
 Cumulative effects of
  accounting changes.......                                            (0.41)
                             ---------    --------  --------        --------    --------
   Total...................  $    3.01    $   2.90  $   9.20        $   3.17    $   2.69
                             =========    ========  ========        ========    ========
Primary shares.............       44.5        46.6      43.6            40.8        40.0
Cash dividends declared per
 common share..............  $    1.00    $   1.00  $   1.34        $   1.66    $   1.60
Ratio of earnings to fixed
 charges (8)...............       1.55x       4.71x    (0.01x)          3.42x       2.97x

                                                  MARCH 31,
                                 -----------------------------------------------
                                   1997        1996     1995      1994    1993
                                 --------    -------- --------- -------- -------
BALANCE SHEET DATA (1)
Cash and cash equivalents....... $  124.8(9) $  260.8 $   363.1 $   62.7 $  77.5
Working capital.................  1,123.9       820.5     879.0    301.4   191.4
Total assets....................  5,172.8     3,360.2   3,260.2  2,676.6 2,458.4
Total debt (10).................    985.2       398.3     425.1    499.0   397.6
Stockholders' equity............  1,260.8     1,064.6   1,013.5    678.6   619.4

--------
 (1) Restated to reflect the Armor All and Millbrook subsidiaries as discontinued operations.

 (2) Reflects the reclassification of sales and cost of sales associated with sales to customers' warehouses to include only the gross margin on such sales in revenues.

 (3) Includes $59.4 million in compensation costs (classified in administration expense) related to the sale of PCS, Inc. and $139.5 million in charges for asset impairment, restructuring and other operating items ($35.9 million included in cost of sales and $103.6 million included in administration expense) resulting from the initiation of measures designed to streamline operations and improve productivity in the Company's Health Care Services and Water Products businesses (total of $130.6 million after-tax).

 (4) Includes pre-tax charges of $147.0 million ($109.5 million after-tax), including $67.4 million in costs primarily associated with the integration and rationalization of McKesson's distribution operations, systems, program offerings and administrative functions related to the FoxMeyer Acquisition and $24.4 million for receivable reserves and other operating items. In addition, the $147.0 million charge includes $48.2 million for the write-off of in-process technology related to the acquisition of Automated Healthcare, Inc. and a write-down of $7.0 million for certain assets of the Aqua-Vend unit of the McKesson Water Products segment.

 (5) Includes $13.4 million ($8.2 million after-tax) for the termination of interest rate swap arrangements.

 (6) Includes $107.0 million of income tax expense related to the sale of PCS.

 (7) Includes $1.0 million and $0.4 million of income from the contribution of 350,000 and 250,000 shares of Armor All common stock to the McKesson Foundation in fiscal 1995 and 1994, respectively, $32.3 million from the sale of 5,175,000 shares of Armor All common stock to the public in fiscal 1994 and $120.2 million from the sale of the remaining 11,625,000 Armor All shares to The Clorox Company in December 1996.

 (8) The ratio of earnings to fixed charges was computed by dividing fixed charges (interest expense including the interest portion of capital and operating leases) into earnings available for fixed charges (income from continuing operations plus taxes on income and fixed charges). The deficiency of earnings to fixed charges for fiscal 1995 totaled $0.7 million. The ratios of earnings to fixed charges excluding the charges described in Notes 3, 4 and 5 would have been 3.75x for fiscal 1997, 4.71x for fiscal 1996, 3.75x for fiscal 1995, 3.70x for fiscal 1994 and 2.97x for fiscal 1993.

 (9) Includes $13.2 million of after-tax proceeds from the sale of Armor All shares which were placed in a trust as exchange property for McKesson's exchangeable debentures.

(10) Total debt includes all interest-bearing debt of McKesson and consolidated subsidiaries, including the current portion and capital lease obligations. Amounts related to deferred compensation have been reclassified as other current and non-current liabilities.

                              THE EXCHANGE OFFERS

PURPOSE OF THE EXCHANGE OFFERS

  The Private Notes were sold by the Company on the Closing Date to the Initial Purchasers, pursuant to a Placement Agreement entered into by the Company and the Initial Purchasers on March 6, 1997 (the "Placement Agreement"). The Initial Purchasers subsequently sold the Private Notes to QIBs in reliance on Rule 144A. As a condition to the sale of the Private Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on March 11, 1997 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offers are not permitted by applicable law or Commission policy, it would file with the Commission a registration statement under the Securities Act with respect to the Exchange Notes within 120 days after the Closing Date and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Closing Date. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement. The Registration Statement is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement and the Placement Agreement.

TERMS OF THE EXCHANGE OFFERS

  Promptly after the Registration Statement has been declared effective, the Company will offer Exchange Notes in exchange for surrender of the corresponding Private Notes. The Company will keep the Exchange Offers open for not less than 30 calendar days (or longer if required by applicable law) after the date on which notice of the Exchange Offers is mailed to the holders of the Private Notes. For each Private Note validly tendered to the Company pursuant to the Exchange Offers and not withdrawn by the Holder thereof, the Holder of such Private Note will receive a corresponding Exchange Note having a principal amount equal to the principal amount of such surrendered Private Note. The Exchange Notes will bear interest from the most recent date to which interest has been paid on the applicable Private Notes or, if no interest has been paid, from March 1, 1997. Accordingly, if the relevant record date for interest payment occurs after the consummation of the applicable Exchange Offer registered holders of such Exchange Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 1997. If, however, the relevant record date for interest payment occurs prior to the consummation of the applicable Exchange Offer registered holders of such Private Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 1997. Holders of Private Notes whose Private Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Private Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offers. The Exchange Notes evidence the same debt as the corresponding Private Notes and are issued under and are entitled to the same benefits under the Indenture as the Private Notes.

  In the event that (i) the Registration Statement is not filed on or prior to the 120th day following the Closing Date, (ii) the Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date, (iii) the Registration Statement becomes effective, and the Company fails to consummate any of the Exchange Offers on or prior to the 225th day following the Closing Date, (iv) the Shelf Registration Statement (as defined herein) is not declared effective on or prior to the 225th day following the Closing Date or (v) the Shelf Registration Statement with respect to the Private Notes is declared effective but thereafter ceases to be effective or usable under certain circumstances in connection with resales of Private Notes for the period specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (v) above a "Registration Default"), then the Company will pay to each Holder of any applicable Private Notes, accruing from and including the next day following such Registration Default (or if such Registration Default has been cured, from and including the next day following the next Registration Default), liquidated damages in an amount equal to 0.25% per annum of the principal amount of the Private Notes held by such Holder, which provision for liquidated damages will continue until such Registration Default has been cured. Any amounts of Liquidated Damages due pursuant to the foregoing paragraphs will be payable in cash on March 1 and September 1 of each year to the holders of record on the preceding February 15 and August 15, respectively.

PERIOD FOR TENDERING PRIVATE NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying applicable Letter of Transmittal (which together constitute the Exchange Offers), the Company will accept for exchange Private Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means
5:00 p.m., New York City time, on     , 1997; provided, however, that if the
Company, in its sole discretion, has extended the period of time for which any of the Exchange Offers are open, the term "Expiration Date" means the latest time and date to which the applicable Exchange Offer is extended.

  As of the date of this Prospectus, $175,000,000 aggregate principal amount of the Private Notes due 2000, $175,000,000 aggregate principal amount of the Private Notes due 2002 and $175,000,000 aggregate principal amount of the Private Debentures due 2027 are outstanding. This Prospectus, together with
the applicable Letter of Transmittal, is first being sent on or about     ,
1997, to all holders of Private Notes known to the Company. The Company's obligation to accept Private Notes for exchange pursuant to the Exchange Offers are subject to certain conditions as set forth below under "--Certain Conditions to the Exchange Offers."

  The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which any of the Exchange Offers are open, and thereby delay acceptance for exchange of any Private Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Private Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by the Company. Any Private Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the applicable Exchange Offer.

  Private Notes tendered in the Exchange Offers must be in integral multiples of $1,000.

  The Company expressly reserves the right to amend or terminate any or all of the Exchange Offers, and not to accept for exchange any Private Notes not therefore accepted for exchange, upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offers." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Private Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING PRIVATE NOTES

  The tender to the Company of Private Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying applicable Letter of Transmittal.

  Book-Entry Transfer. For purposes of the Exchange Offers, the Exchange Agent will establish an account with respect to the Private Notes at DTC within two business days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Private Notes by causing DTC to transfer such Private Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedure for transfers. Such holder of Private Notes using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Private Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the applicable Letter of Transmittal and that the Company may enforce the applicable Letter of Transmittal against such holder (a "Book-Entry Confirmation").

  A beneficial owner of Private Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offers.

  Certificates. If the tender is not made through ATOP, certificates representing Private Notes, as well as the applicable Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the applicable Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedures set forth below must be complied with).

  If less than all of the Private Notes are tendered, a tendering holder should fill in the amount of Private Notes being tendered in the appropriate box on the applicable Letter of Transmittal. The entire amount of Private Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF PRIVATE NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE COMPANY.

  Signature Guarantees. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Private Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Private Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on such Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Private Notes are registered in the name of a person other than a signer of a Letter of Transmittal, the Private Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered Holder with the signature thereon guaranteed by an Eligible Institution.

  Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Private Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Private Notes not properly tendered or to not accept any particular Private Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offers as to any particular Private Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Private Notes in the Exchange Offers). The interpretation of the terms and conditions of the Exchange Offers as to any particular Private Notes either before or after the Expiration Date (including the applicable Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Private Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If a Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Private Notes, such Private Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Private Notes.

  If a Letter of Transmittal or any Private Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  By tendering, each Holder of the Private Notes will represent to the Company that, among other things, (i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offers, it has no arrangement with any person to participate in the distribution of the Exchange Notes. If any Holder is an affiliate of the Company or intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Private Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Private Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Private Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." Each Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF PRIVATE NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon satisfaction or waiver of all of the conditions to the applicable Exchange Offers, the Company will accept, promptly after the applicable Expiration Date, all applicable Private Notes properly tendered and will issue the applicable Exchange Notes promptly after acceptance of such Private Notes. See "--Certain Conditions to the Exchange Offers." For purposes of the Exchange Offers, the Company shall be deemed to have accepted properly tendered Private Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

  In all cases, issuance of Exchange Notes for Private Notes that are accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) a Book-Entry Confirmation with respect to such Private Notes or (ii) certificates for such Private Notes and a properly completed and duly executed applicable Letter of Transmittal (or facsimile thereof), with any required signature guarantees and all other required documents. If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Private Notes are submitted for a greater principal amount than the holder desired to exchange, such unaccepted or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry procedures described above, such non-exchanged Private Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the applicable Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Private Notes desires to tender such Private Notes and the Private Notes are not immediately available, or time will not permit such holder's Private Notes or other required documents to reach the Exchange Agent before the applicable Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made by or through an Eligible Institution, (ii) prior to the applicable Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Private Notes and the amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Private Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the applicable Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) (a) a Book-Entry Confirmation or (b) the certificates for all physically tendered Private Notes, in proper form for transfer, and a duly executed applicable Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and all other documents required by such Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Private Notes may be withdrawn at any time prior to the applicable Expiration Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by telegram, facsimile transaction (receipt confirmed by telephone) or letter to the Exchange Agent at its address as set forth below under "-- Exchange Agent" on or prior to the applicable Expiration Date. Any such notice of withdrawal must specify the name of the person having tendered the Private Notes to be withdrawn, identify the Private Notes to be withdrawn (including the series and the principal amount of such Private Notes), and (where certificates for Private Notes have been transmitted) specify the name in which such Private Notes are registered, if different from that of the withdrawing holder. If certificates for Private Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the certificate numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Private Notes have been tendered pursuant to the procedure for book entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Private Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offers. Any Private Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Private Notes will be credited to an account maintained with DTC for the Private Notes) as soon as practicable after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Properly withdrawn Private Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Private Notes" above at any time on or prior to the applicable Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFERS

  Notwithstanding any other provision of the applicable Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any applicable Private Notes and may terminate or amend the applicable Exchange Offer, if at any time before the acceptance of such Private Notes for exchange or the exchange of the applicable Exchange Notes for such Private Notes, any of the following events shall occur:

    (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order of decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission with respect to the applicable Exchange Offer; or

    (b) such acceptance or issuance would violate applicable law or any applicable interpretation of the Staff of the Commission; or

    (c) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by any of the Exchange Offers, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; or

    (d) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the sole judgment of the Company, have or may have adverse significance with respect to the value of any of the Private Notes or the Exchange Notes;

which in the sole judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any event described above, prohibits the Company from or makes it inadvisable for the Company to proceed with any of the Exchange Offers and/or with such acceptance for exchange or with such exchange.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Private Notes tendered, and no Exchange Notes will be issued in exchange for any such Private Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

  The First National Bank of Chicago has been appointed as the Exchange Agent for the Exchange Offers. All executed Letters of Transmittal should be directed to the Exchange Agent as set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the applicable Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                By Mail:                     By Hand or Overnight Delivery:

     (Registered or Certified Mail
              recommended)

   The First National Bank of Chicago      The First National Bank of Chicago
        c/o First Chicago Trust                 c/o First Chicago Trust
          Company of New York                     Company of New York
             14 Wall Street                          14 Wall Street
          8th Floor, Window 2                     8th Floor, Window 2
        New York, New York 10005                New York, New York 10005

                            Facsimile Transmissions:

                          (Eligible Institutions Only)
                                 (212) 240-8938

                            To Confirm by Telephone
                            or for Information Call:

                                 (212) 240-8801

  DELIVERY OF LETTERS OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offers.

  The Company will pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the Exchange Agent, accounting and certain legal fees.

TRANSFER TAXES

  Holders who tender their Private Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register Exchange Notes in the name of, or request that Private Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Private Notes who do not exchange their Private Notes for the corresponding Exchange Notes pursuant to the Exchange Offers will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Private Notes and the restrictions on transfer of such Private Notes as set forth in the legend thereon as a consequence of the issuance of the Private Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Private Notes under the Securities Act. See "Description of the Notes--Registration Rights." To the extent that Private Notes are tendered and accepted in the Exchange Offers, the trading market for the remaining untendered Private Notes could be adversely affected. Issuance of the Exchange Notes in exchange for Private Notes pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) a Book-Entry Confirmation with respect to such Private Notes or (ii) certificates for such Private Notes and a properly completed and duly executed applicable Letter of Transmittal (or facsimile thereof), with any required signature guarantees and all other required documents. Therefore, Holders of the Private Notes desiring to tender such Private Notes in exchange for corresponding Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or that are tendered but not accepted by the Company for exchange will, following consummation of the applicable Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the applicable Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

  Based on existing interpretations by the Staff, as set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offers in exchange for Private Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Private Notes who is an affiliate of the Company or who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Private Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Private Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Private Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offers in the context of a no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offers as in such other circumstances.

  Each Holder of the Private Notes who wishes to exchange the Private Notes for Exchange Notes in the Exchange Offers will be required to represent that
(i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offers, it has no arrangement with any person to participate in the distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                             DESCRIPTION OF NOTES

  The Private Notes were issued and the Exchange Notes will be issued pursuant to an Indenture, dated as of March 11, 1997 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. Upon the effectiveness of the Registration Statement, the Indenture will be subject to and governed by the TIA. The Private Notes and the Exchange Notes are treated as three series of Notes under the Indenture and holders thereof are entitled to the benefit of the Indenture. Accordingly, unless specifically stated to the contrary, the following description applies equally to all Notes. The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and such summary is subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Notes. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used under this caption, the term "Company" means McKesson Corporation and not any of its subsidiaries unless otherwise expressly stated or the context otherwise requires. The forms and terms of the Exchange Notes and the corresponding Private Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Private Notes and except that Holders of Private Notes of Exchange Offers that have not been consummated by October 22, 1997 will be entitled to liquidated damages in an amount equal to 0.25% per annum on the Private Notes held by such Holders. Liquidated damages, if any, will accrue from and including October 23, 1997 and will cease to accrue from the consummation of the applicable Exchange Offer.

GENERAL

 The Exchange Notes due 2000 will be unsecured, unsubordinated obligations of the Company limited in aggregate principal amount to $175 million and will mature on March 1, 2000. The Exchange Notes due 2002 will be unsecured, unsubordinated obligations of the Company limited in aggregate principal amount to $175 million and will mature on March 1, 2002. The Exchange Debentures due 2027 will be unsecured, unsubordinated obligations of the Company limited in aggregate principal amount to $175 million and will mature on March 1, 2027.

  Payment of the principal of and interest on the Exchange Notes will rank pari passu with all other unsecured, unsubordinated debt of the Company. The Exchange Notes due 2000 and the Exchange Notes due 2002 will not be redeemable prior to maturity and the Exchange Debentures due 2027 will be redeemable in whole or in part at any time at the option of the Company. See "--Optional Redemption." The Exchange Notes will not be entitled to the benefit of any mandatory redemption or sinking fund. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness ("Debt Securities") that the Company may issue thereunder and provides that Debt Securities may be issued from time to time in one or more series. As of the date of this Prospectus, no Debt Securities other than the Private Notes are outstanding under the Indenture.

  The Exchange Notes will bear interest from March 1, 1997 at the respective rates per annum set forth on the cover page of this Prospectus and such interest will be payable semiannually in arrears on March 1 and September 1 of each year, commencing on September 1, 1997, to the persons in whose names the Exchange Notes are registered at the close of business on the immediately preceding February 15 and August 15, respectively. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 1997. Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the transfer of Exchange Notes will be registrable, at the office or agency of the Company to be maintained for such purpose in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Exchange Notes register. Exchange Notes may be presented for exchange at the corporate trust offices of the Trustee. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture.

  Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which principal, premium, if any, or interest is payable on the Exchange Notes is not a Business Day (as defined in the Indenture), then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The Exchange Notes will be issued in integral multiples of $1,000.

  For each Private Note accepted for exchange, the holder of such Private Note will receive a corresponding Exchange Note having a principal amount equal to that of the surrendered Private Note.

BOOK ENTRY; DELIVERY AND FORM

  The certificates representing the Exchange Notes will be issued in fully registered form. Except as set forth below, the Exchange Notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co. ("Cede"), as DTC's nominee in the form of one or more global Exchange Note certificates (the "Global Securities") for each of the Exchange Notes due 2000, the Exchange Notes due 2002 and the Exchange Debentures due 2027, respectively.

  Except as set forth below, the record ownership of any Global Security may be transferred, in whole or in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee. Investors may hold their interests in any of the Global Securities directly through DTC, or indirectly through organizations which are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

  Investors who are not Participants may beneficially own interests in a Global Security held by DTC only through Participants, including certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of any Global Security, Cede for all purposes will be considered the sole holder of such Global Security. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holder thereof.

  Neither McKesson nor the Trustee (nor any registrar or paying agent) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing, its operations. DTC has advised McKesson that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants whose accounts are credited with DTC interests in a Global Security.

  DTC has advised McKesson as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among Participants in deposited securities through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. The Rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Exchange Notes under the DTC system must be made by or through Participants, which will receive a credit for the Exchange Notes on DTC's records. The ownership interest of each actual purchaser of each Exchange Note (a "Beneficial Owner") is in turn to be recorded on the Participants and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

  The deposit of Exchange Notes with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Exchange Notes; DTC's records reflect only the identity of the Participants to whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in each Global Security.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Exchange Debentures due 2027 are being redeemed, DTC's practice is to determine by lot the interest of each Participant in the Exchange Debentures due 2027 to be redeemed.

  Principal and interest payments on the Exchange Notes will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or McKesson, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of McKesson, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Participants and Indirect Participants. Neither McKesson nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Certificated Notes. DTC may discontinue providing its services as securities depositary with respect to the Exchange Notes at any time by giving reasonable notice to McKesson. In the event that DTC notifies McKesson that it is unwilling or unable to continue as depositary for any Global Security or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of McKesson becoming aware of DTC's ceasing to be so registered, as the case may be, certificates for the relevant Exchange Notes will be printed and delivered in exchange for interests in such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for relevant Exchange Notes registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

  McKesson may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the Exchange Notes will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that McKesson believes to be reliable, but McKesson does not take responsibility for the accuracy thereof.

OPTIONAL REDEMPTION

  The Debentures due 2027 will be redeemable as a whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 12.5 basis points, plus accrued interest to the date of redemption.

  "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures due 2027 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures due 2027. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, BancAmerica Securities, Inc., Chase Securities Inc. and J.P. Morgan Securities Inc., and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

  Holders of Debentures due 2027 to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

CERTAIN COVENANTS OF THE COMPANY

  Definitions. The term "Attributable Debt" shall mean in connection with a sale and lease-back transaction the lesser of (a) the fair value of the assets subject to such transaction or (b) the present value of the obligations of the lessee for net rental payments during the term of any lease discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Debt Securities of each series outstanding pursuant to the Indenture and subject to limitations on sale and lease-back transaction covenants, compounded semiannually in either case as determined by the principal accounting or financial officer of the Company. The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances for the election of the board of directors of said corporation shall at the time be owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. The term "Consolidated Subsidiary" shall mean any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of the Company in accordance with generally accepted accounting principles. The term "Exempted Debt" shall mean the sum of the following as of the date of determination: (i) Indebtedness of the Company and its Consolidated Subsidiaries incurred after the date of the Indenture and secured by liens not permitted by the limitation on liens provisions, and (ii) Attributable Debt of the Company and its Consolidated Subsidiaries in respect of every sale and lease-back transaction entered into after the date of the Indenture, other than leases permitted by the limitation on sale and lease-back provisions. The term "Indebtedness" shall mean all items classified as indebtedness on the most recently available consolidated balance sheet of the Company and its Consolidated Subsidiaries, in accordance with generally accepted accounting principles.

  Limitation on Liens. The Company covenants that, so long as any of the Notes remain outstanding, it will not, nor will it permit any Consolidated Subsidiary, to create or assume any Indebtedness for money borrowed which is secured by a lien (as defined) upon any assets, whether now owned or hereafter acquired, of the Company or any such Consolidated Subsidiary without equally and ratably securing the Notes by a lien ranking ratably with and equally to such secured Indebtedness, except that the foregoing restriction shall not apply to (a) liens on assets of any corporation existing at the time such corporation becomes a Consolidated Subsidiary; (b) liens on assets existing at the time of acquisition thereof, or to secure the payment of the purchase price of such assets, or to secure indebtedness incurred or guaranteed by the Company or a Consolidated Subsidiary for the purpose of financing the purchase price of such assets or improvements or construction thereon, which indebtedness is incurred or guaranteed prior to, at the time of or within 360 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); (c) liens securing indebtedness owed by any Consolidated Subsidiary to the Company or another wholly owned Subsidiary; (d) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary;
(e) liens on any assets of the Company or a Consolidated Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing);
(f) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (e), inclusive; (g) certain statutory liens or other similar liens arising in the ordinary course of business of the Company or a Consolidated Subsidiary, or certain liens arising out of government contracts;
(h) certain pledges, deposits or liens made or arising under the worker's compensation or similar legislation or in certain other circumstances; (i) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards; or (j) liens for certain taxes or assessments, landlord's liens and liens and charges incidental to the conduct of the business or the ownership of the assets of the Company or of a Consolidated Subsidiary, which were not incurred in connection with the borrowing of money and which do not, in the opinion of the Company, materially impair the use of such assets in the operation of the business of the Company or such Consolidated Subsidiary or the value of such assets for the purposes thereof. Notwithstanding the above, the Company or any Consolidated Subsidiary may, without securing the Notes, create or assume any

Indebtedness which is secured by a lien which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the Exempted Debt then outstanding at such time does not exceed 10% of the total assets of the Company and its Subsidiaries on a consolidated basis.

  Limitation on Sale and Lease-Back Transactions. Sale and lease-back transactions (except such transactions involving leases for less than three years) by the Company or any Consolidated Subsidiary of any assets are prohibited unless (a) the Company or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Notes, or (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of indebtedness. The foregoing limitation will not apply, if at the time the Company or any Consolidated Subsidiary enters into such sale and lease-back transaction, and after giving effect thereto, Exempted Debt does not exceed 10% of the total assets of the Company and its Subsidiaries on a consolidated basis.

SUCCESSOR CORPORATION

  The Indenture provides that the Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased shall be a corporation organized under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Notes and under the Indenture, and immediately after giving effect to such transaction no Event of Default (as defined in the Indenture) shall have occurred and be continuing, and certain other conditions are met. Upon assumption of the Company's obligations by a person to whom such assets are transferred or leased, subject to certain exceptions, the Company shall be discharged from all obligations under the Notes and the Indenture.

  This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. There are no covenants or other provisions in the Indenture providing for a put or increased interest or that would otherwise afford holders of Notes protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

EVENTS OF DEFAULT

  An Event of Default is defined under the Indenture with respect to Debt Securities of each series as being: (a) default in payment of all or any part of the principal of, or premium, if any, on any Debt Securities of such series when due, either at maturity, upon any redemption, by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due by the terms of the Debt Securities of such series; (d) default for 60 days after written notice as provided in the Indenture in the observance or performance of any other covenant or agreement in the Debt Securities of such series or in the Indenture, other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than such series; or (e) certain events of bankruptcy, insolvency or reorganization.

  The Indenture provides that (a) if an Event of Default due to the default in payment of principal, premium, if any, or interest on any series of Debt Securities, or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of such series may declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all Debt Securities then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then outstanding.

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee to act with the required standard of care, to be indemnified by the holders of Debt Securities requesting the Trustee to exercise any right or power under the Indenture before proceeding to exercise any such right or power at the request of such holders.

  The Indenture provides that no holder of Debt Securities of any series may institute any action against the Company under the Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of such series then outstanding.

  The Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Company can discharge or decrease its obligations under the Indenture as set forth below.

  Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or U.S. Government Obligations (as defined in the Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on such Debt Securities.

  The Company may also discharge any and all of its obligations to holders of any series of Debt Securities at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities from the obligations imposed by certain provisions of the Indenture (which contain the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding Debt Securities of such series and (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States Federal income tax treatment of principal, premium and interest payments on such series of Debt Securities. In the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue

Service or a change in United States Federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law.

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, provided that such cure or correction does not adversely affect the holders of Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee.

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the final maturity of any Debt Security, or reduce the principal amount thereof or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof, premium, if any, or interest thereon is payable or reduce the amount of the principal of any Debt Security issued with original issue discount that is payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Debt Securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification.

CONCERNING THE TRUSTEE

  The First National Bank of Chicago is the Trustee under the Indenture. All payments of principal of, premium, if any, and interest on and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Notes) of, the Notes will be effected by the Trustee at an office designated by the Trustee in New York, New York.

  The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

  In case of any conflicting interest relating to the Trustee's duties with respect to the Notes, the Trustee shall either eliminate such conflicting interest or except as otherwise provided in the TIA, resign.

  The holders of a majority in principal amount of any series of Debt Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of Debt Securities, provided that such direction would not conflict with any rule of law or with the Indenture, would not be unduly prejudicial to the rights of another holder of the Debt Securities, and would not involve the Trustee in personal liability. The Indenture provides that in case an Event of Default shall occur and be known to the Trustee (and not be cured), the Trustee will be required to use the degree of care of a prudent man in the conduct of his own affairs in the exercise of its power. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

  The Trustee is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships. With respect to the sale of the Company's Trust Convertible Preferred Securities, the Trustee also serves as trustee under the indenture pursuant to which convertible subordinated debt of the Company was issued, a guarantee agreement of the Company issued with respect to trust convertible preferred securities and a declaration of trust related to the issue of trust convertible preferred securities.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, STOCKHOLDERS OR INCORPORATORS

  The Indenture provides that no past, present or future director, officer, employee, stockholder or incorporator of the Company or any successor corporation shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation, by reason of such person's or entity's status as such director, officer, stockholder or incorporator.

REGISTRATION RIGHTS

  Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes. Pursuant to the Registration Rights Agreement, holders of Private Notes are entitled to certain registration rights. Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of Private Notes, that it will, at its expense (i) file a registration statement with the Commission with respect to the Exchange Offers by July 9, 1997 and (ii) use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act by September 7, 1997. The Registration Statement of which the Prospectus is a part constitutes the registration statement for the Exchange Offers.

  If, (i) because of any change in law or in currently prevailing interpretations of the Staff the Company is not permitted to effect any of the Exchange Offers, (ii) any of the Exchange Offers are not consummated by October 22, 1997, or (iii) in the case of any holder that participates in the Exchange Offers, such holder does not receive applicable Exchange Notes on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or as a broker-dealer), then in each case, the Company will (x) promptly deliver to the applicable holders written notice thereof and (y) at the Company's sole expense (a) as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to the Registration Rights Agreement), file a shelf registration covering resales of the applicable Private Notes (the "Shelf Registration Statement"), (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) after the Closing Date or such time as all of the applicable Private Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each applicable holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the applicable Private Notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable Private Notes. A holder that sells Private Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

  The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is attached as an exhibit to the Registration Statement of which this Prospectus forms a part and is available upon request to the Company.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

  The following is a general discussion of certain United States Federal tax consequences associated with the exchange of Private Notes for Exchange Notes and the acquisition and disposition of the Exchange Notes by a holder who holds the Exchange Notes as "capital assets" (generally, property held for investment). This discussion is based upon the United States Federal tax laws, regulations, rulings and decisions now in effect, which are subject to change, possibly retroactively. This discussion does not cover all aspects of Federal income taxation that may be relevant to holders, in light of their specific circumstances, particularly holders subject to special tax treatment (such as insurance companies, financial institutions, tax exempt organizations or foreign persons, except to the extent described below). Prospective investors are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding, and disposing of the Exchange Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

  For purposes of this discussion, a "U.S. holder" means a holder that is a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States Federal income tax purposes regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. A "Non-U.S. holder" means a beneficial owner of Exchange Notes who is not a U.S. holder.

U.S. HOLDERS

  Exchange of Notes. There will be no Federal income tax consequences to holders exchanging Private Notes for Exchange Notes pursuant to the Exchange Offers and such a holder will have the same adjusted basis and holding period in the Exchange Notes as it had in the Private Notes immediately before the exchange.

  Disposition of Exchange Notes. In general, the holder of an Exchange Note will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Exchange Note measured by the difference between the amount of cash and the fair market value of property received (except to the extent attributable to the payment of accrued interest), and the holder's tax basis in the Exchange Note. Subject to the market discount rules discussed below, the gain or loss on the sale or other disposition of the Exchange Note should be long-term capital gain or loss, provided the holder has a holding period for the Exchange Note (which would include the holding period of the Private Note) of more than one year.

  Market Discount on Resale. Holders, other than original purchasers of Private Notes in the original offering, should be aware that the resale of the Exchange Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a subsequent holder of an Exchange Note purchases it at a market discount in excess of statutorily defined de minimis amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of the Exchange Note, the lesser of such gain or the portion of the market discount that accrued while the Exchange Note was held by such holder will be treated as ordinary interest income at the time of the disposition. The rules also provide that a holder who acquires an Exchange Note at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Note until the holder disposes of such Exchange Note in a taxable transaction. If a holder of an Exchange Note elects to include market discount in income currently, both of the foregoing rules would not apply.

NON-U.S. HOLDERS

  Under present United States Federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

    (a) payments of interest on the Exchange Notes to any Non-U.S. holder will not be subject to United States Federal income or withholding tax, provided that (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of McKesson entitled to vote, (2) the holder is not (i) a foreign tax exempt organization or a foreign private foundation for United States Federal income tax purposes, (ii) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or
  (iii) a controlled foreign corporation that is related to McKesson through stock ownership, and (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the holder;

    (b) a holder of an Exchange Note who is a Non-U.S. holder will not be subject to the United States Federal income tax on gain realized on the sale, exchange, or other disposition of an Exchange Note, unless (1) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of the holder; and

    (c) if interest on the Exchange Notes is exempt from withholding of United States Federal income tax under the rules described above, the Exchange Notes will not be included in the estate of a deceased Non-U.S. holder for United States Federal estate tax purposes.

  The certification referred to above may be made on an Internal Revenue Service Form W-8 or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to interest paid on the Exchange Notes to a Non-U.S. holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the Exchange Notes are subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its Non-U.S. holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the Exchange Notes by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met, or the holder otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

  These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Exchange Notes could be changed by future regulations. The Internal Revenue Service recently issued proposed Treasury Regulations concerning the withholding of tax and reporting for certain amounts paid to non-resident individuals and foreign corporations. The proposed Treasury Regulations, if adopted in their present form, would be effective for payments made after December 31, 1997. Prospective investors should consult their tax advisors concerning the potential adoption of such proposed Treasury Regulations and the potential effect on their ownership of the Exchange Notes.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the applicable Expiration Date and ending on the close of business on the 180th day following such Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-
dealer for use in connection with any such resale. In addition, until      ,
1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the applicable Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offers (including the expenses of any special counsel for the holders of the Private Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Private Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

  The consolidated financial statements of McKesson and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1997 and the consolidated financial statements of FoxMeyer Corporation for the year ended March 31, 1996 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A filed with the Commission on April 28, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated herein by reference (which report dated May 16, 1997 on the Company's consolidated financial statements expresses an unqualified opinion and which report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for McKesson by Skadden, Arps, Slate, Meagher & Flom LLP.

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NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION
WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   PROSPECTUS
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
Special Note Regarding Forward-Looking Statements..........................   4
Summary....................................................................   5
Risk Factors...............................................................  10
The Company................................................................  12
Use of Proceeds............................................................  15
Capitalization of McKesson.................................................  16
Selected Consolidated Financial Information of McKesson....................  17
The Exchange Offers........................................................  19
Description of Notes.......................................................  27
Certain United States Federal Tax Consequences.............................  36
Plan of Distribution.......................................................  38
Experts....................................................................  38
Legal Matters..............................................................  38

UNTIL     , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
OFFERING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------


                             MCKESSON CORPORATION

                              OFFERS TO EXCHANGE

                       $175,000,000 6.60% EXCHANGE NOTES
                              DUE MARCH 1, 2000,

                      $175,000,000 6 7/8% EXCHANGE NOTES
                             DUE MARCH 1, 2002 AND

                    $175,000,000 7.65% EXCHANGE DEBENTURES
                               DUE MARCH 1, 2027

                                ---------------
                                  PROSPECTUS
                                ---------------


                                 JULY   , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VIII of the Restated By-Laws of the Company, in accordance with the provisions of Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), provides that the Company shall indemnify any person in connection with any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding is by or in the right of the Company, the director or officer may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

  Article VIII of McKesson's Restated By-Laws allows the Company to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Company or such person who serves or served as director, officer, employee or agent of another corporation, partnership or other enterprise at the request of the Company.

  Article VI of McKesson's Restated Certificate of Incorporation, in accordance with Section 102(b)(7) of the Delaware Corporation Law, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  A. EXHIBITS

  The Exhibits listed in the following Exhibit Index are filed as part of the Registration Statement.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  4.1    Indenture between the Company and The First National Bank of Chicago, dated as of March 11, 1997.
  4.2    Officer's Certificate relating to the Private Notes.
  4.3    Form of Officer's Certificate relating to the Exchange Notes.
  4.4    Form of 6.60% Notes due March 1, 2000 (included in Exhibit A to Annex
         A to Exhibit 4.2 above).
  4.5    Form of 6 7/8% Notes due March 1, 2002 (included in Exhibit A to Annex
         B to Exhibit 4.2 above).
  4.6    Form of 7.65% Debentures due March 1, 2027 (included in Exhibit A to
         Annex C to Exhibit 4.2 above).
  4.7    Form of 6.60% Exchange Notes due March 1, 2000 (included in Exhibit A to Annex A to Exhibit 4.3 above).
  4.8    Form of 6 7/8% Exchange Notes due March 1, 2002 (included in Exhibit A to Annex B to Exhibit 4.3 above).
  4.9    Form of 7.65% Exchange Debentures due March 1, 2027 (included in
         Exhibit A to Annex C to Exhibit 4.3 above).
  5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Exchange Notes being registered hereby.*
  8.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.
 10.1    Registration Rights Agreement, dated as of March 11, 1997, among the
         Company and the Initial Purchasers.
 23.1    Independent Auditors' Consent.
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).
 24.1    Power of Attorney.
 25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture.
 99.1    Form of Letter of Transmittal for 6.60% Notes due March 1, 2000.
 99.2    Form of Letter of Transmittal for 6 7/8% Notes due March 1, 2002.
 99.3    Form of Letter of Transmittal for 7.65% Debentures due March 1, 2027.
 99.4    Form of Notice of Guaranteed Delivery
 99.5    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees
 99.6    Form of Letter to Clients
 99.7    Form of Exchange Agent Agreement

--------
* To be filed by amendment

ITEM 22. UNDERTAKINGS.

  The undersigned hereby undertakes as follows:

  (a) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (d) To supply by means of a post-effective amendment all information concerning any transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 8TH DAY OF JULY, 1997.

                                          McKESSON CORPORATION

                                              /s/ Richard H. Hawkins
                                          By: _________________________________
                                              NAME:RICHARD H. HAWKINS
                                              TITLE:VICE PRESIDENT AND CHIEF
                                              FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                                   TITLE
                  *                                Chairman of the Board
-------------------------------------
          ALAN SEELENFREUND


         /s/ Mark A. Pulido                         President and Chief
-------------------------------------              Executive Officer and
             MARK A. PULIDO                         Director (principal
                                                     executive officer)


       /s/ Richard H. Hawkins                        Vice President and
-------------------------------------             Chief Financial Officer
           RICHARD H. HAWKINS                       (principal financial
                                                          officer)


        /s/ Heidi E. Yodowitz                      Controller (principal
-------------------------------------               accounting officer)
           HEIDI E. YODOWITZ


                  *                                       Director
-------------------------------------
         MARY G.F. BITTERMAN


                  *                                       Director
-------------------------------------
          TULLY M. FRIEDMAN


                  *                                       Director
-------------------------------------
          JOHN M. PIETRUSKI

                  *                                     Director
-------------------------------------
          CARL E. REICHARDT

                  *                                     Director
-------------------------------------
            JANE E. SHAW

                  *                                     Director
-------------------------------------
       ROBERT H. WATERMAN, JR.

                                                        Director
-------------------------------------
          DAVID S. POTTRUCK

*By:    /s/ Nancy A. Miller
  ----------------------------------
            Nancy A. Miller
            Attorney-in-fact